Exhibit 99.3

                                                                       EXHIBIT B

                           SCHEDULE OF REQUIRED AMOUNT
                             FOR JOINT FIDELITY BOND

                                                          GROSS ASSETS     MINIMUM AMOUNT
                                                           6/30/2008       OF BOND UNDER
                  FUND/ENTITY                             (000 OMITTED)     RULE 17g-1
------------------------------------------------------    -------------    --------------
Seligman Capital Fund, Inc.                               $    418,416     $    750,000
Seligman Cash Management Fund, Inc.                            212,760          600,000
Seligman Common Stock Fund, Inc.                               184,091          600,000
Seligman Communications & Information Fund, Inc.             3,573,051        2,300,000
Seligman Frontier Fund, Inc.                                    61,171          400,000
Seligman Growth Fund, Inc.                                     446,597          750,000

Seligman Global Fund Series, Inc.:
   Emerging Markets Fund                                       131,495
   Global Growth Fund                                           37,934
   Global Smaller Companies Fund                               187,164
   Global Technology Fund                                      359,111
   International Growth Fund                                    76,465
                                                          ------------
                                                               792,169        1,000,000
Seligman High Income Fund Series:
   High-Yield Fund                                             222,126
   U.S. Government Securities Fund                              75,550
                                                          ------------
                                                               297,676          750,000

Seligman Income & Growth Fund, Inc.                             66,357          400,000
Seligman Core Fixed Income Fund, Inc.                           26,251          300,000

Seligman LaSalle International Real Estate Fund, Inc.          140,087          525,000

Seligman LaSalle Real Estate Fund Series, Inc.
   Seligman LaSalle Monthly Dividend Real Estate Fund           53,160
   Seligman LaSalle Global Real Estate Fund                     27,309
                                                          ------------
                                                                80,469          450,000
Seligman Municipal Fund Series, Inc.:
   National Series                                              61,661
   Colorado Series                                              31,520
   Georgia Series                                               25,665
   Louisiana Series                                             26,406
   Maryland Series                                              33,478
   Massachusetts Series                                         61,035
   Michigan Series                                              72,973
   Minnesota Series                                             69,418
   Missouri Series                                              25,761
   New York Series                                              66,801
   Ohio Series                                                  92,913
   Oregon Series                                                46,503
   South Carolina Series                                        65,084
                                                          ------------
                                                               679,218          900,000
Seligman Municipal Series Trust:
   California High-Yield Series                                 35,625
   California Quality Series                                    39,657
   Florida Series                                               23,078
   North Carolina Series                                        13,270
                                                          ------------
                                                               111,630          525,000

Seligman New Jersey Municipal Fund, Inc.                        31,857          300,000
Seligman New Technologies Fund, Inc. (2)                            --               --
Seligman New Technologies Fund II, Inc. (3)                         --               --
Seligman Pennsylvania Municipal Fund Series                     13,967          200,000

                                                                                                   GROSS ASSETS   MINIMUM AMOUNT
                                                                                                     6/30/2008    OF BOND UNDER
                                FUND/ENTITY                                                        (000 OMITTED)   RULE 17g-1
----------------------------------------------------------------------------------------------    --------------  --------------
Seligman Portfolios, Inc.:
   Investment Grade Fixed Income Portfolio                                                               2,081
   Capital Portfolio                                                                                    10,430
   Cash Management Portfolio                                                                             9,560
   Common Stock Portfolio                                                                                4,472
   Communications & Information Portfolio                                                               48,969
   International Growth Portfolio                                                                        3,972
   Global Technology Portfolio                                                                           6,816
   Large-Cap Value Portfolio                                                                             2,948
   Smaller-Cap Value Portfolio                                                                         140,208
                                                                                                   -----------
                                                                                                       229,456        600,000

Seligman Select Municipal Fund, Inc.                                                                   219,691        600,000

Seligman TargetHorizon ETF Portfolios, Inc.
  Seligman Targ ETFund 2045                                                                              4,873
  Seligman Targ ETFund 2035                                                                              7,430
  Seligman Targ ETFund 2025                                                                             42,243
  Seligman Targ ETFund 2015                                                                             39,692
  Seligman Targ ETFund Core                                                                             90,846
                                                                                                   -----------
                                                                                                       185,084        600,000
Seligman Asset Allocation Series, Inc. (formerly, Seligman Time Horizon/Harvester Series, Inc.)
  Asset Allocation Aggressive Growth Fund (formerly, Time Horizon 30 Fund)                              22,058
  Asset Allocation Growth Fund (formerly, Time Horizon 20 Fund)                                         31,903
  Asset Allocation Moderate Growth Fund (formerly, Time Horizon 10 Fund)                                36,087
  Asset Allocation Balanced Fund (formerly, Harvester Fund)                                             16,715
                                                                                                   -----------
                                                                                                       106,763        525,000

Seligman Value Fund Series, Inc.:
  Large-Cap Value Fund                                                                                 229,493
  Smaller-Cap Value Fund                                                                               212,945
                                                                                                   -----------
                                                                                                       442,438        750,000

Tri-Continental Corporation                                                                          2,013,064      1,700,000
                                                                                                   -----------    -----------

Total Investment Companies                                                                          10,332,263     15,525,000

J. & W. Seligman & Co. Inc. Matched Accumulation Plan                                                   53,285        500,000 (1)
Seligman Data Corp. Employees' Thrift Plan                                                              13,142        500,000 (1)
                                                                                                   -----------    -----------
                                                                                                   $10,398,690    $16,525,000
                                                                                                   ===========    ===========

(1) Section 142 of ERISA requires fidelity bonding of not less than 10% of funds handled each year, subject to a maximum bond of $500,000.

(2)   Fund was liquidated as of December 10, 2007.

(3)   Fund was liquidated as of February 29, 2008.